EXHIBIT 11.1

                     INTERSTATE BAKERIES CORPORATION
          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                  (In Thousands, Except Per Share Data)
                                  52 Weeks       53 Weeks       52 Weeks
                                    Ended          Ended          Ended
                                   June 1,        June 3,        May 28,
                                    1996           1995           1994
                                  --------       --------       --------
Net income                        $24,463        $20,697        $15,754
                                  =======        =======        ========

Weighted average common shares
 outstanding                       34,601         19,639         20,252
Dilutive stock options                383             68             54
                                  -------        -------        --------
Weighted average common and
 equivalent shares outstanding     34,984         19,707         20,306
                                  =======        =======        ========

Earnings per share                $   .70        $  1.05        $   .78
                                  =======        =======        ========